SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

SurModics, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-23837 (Commission File Number)	41-1356149 (IRS Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices and Zip Code)

(952) 829-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Directors and Principal Officers. On March 21, 2005, SurModics, Inc. (the “Company”) issued a press release announcing that Dale R. Olseth will be retiring as Chief Executive Officer effective July 1, 2005. Mr. Olseth will continue to serve as an employee of the Company and remain on its Board of Directors as Executive Chairman.

(c) Appointment of Principal Officers. The Company also announced in its March 21, 2005 press release that its Board of Directors elected Bruce J Barclay (age 48) to the position of Chief Executive Officer effective July 1, 2005 and that he will continue also to serve as the President of the Company. Mr. Barclay joined the Company as its President and Chief Operating Officer in December 2003 and became a director of the Company in July 2004. Prior to joining the Company, he served as President and Chief Executive Officer of Vascular Architects, Inc., from 2000 to 2003. Prior to Vascular Architects, he served at Guidant Corporation, most recently as an officer and Senior Vice President from 1998 to 2000. Mr. Barclay also has considerable experience in the pharmaceutical area serving in several positions at Eli Lilly and Company. Mr. Barclay also serves on the Board of Directors of Cardiac Science, Inc. Mr. Barclay received a B.S. in chemistry and a B.A. in biology from Purdue University in 1980 and a J.D. from the Indiana University School of Law in 1984. He is also a registered patent attorney.

Since the beginning of the Company’s last fiscal year, there has not been, and there is currently no proposal for, any transaction between the Company and Mr. Barclay of the sort required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
By /s/ Dale R. Olseth
Date: March 25, 2005	Name:	Dale R. Olseth
	Title:	Chief Executive Officer